UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023 (September 19, 2023)

Molekule Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41096	45-3213164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10455 Riverside Dr. Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 652-5326

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MKUL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 19, 2023, the legacy lease landlord, 140 Partners L.P. (the “Landlord”) filed a complaint for breach of lease and declaratory relief (the “Complaint”) against Molekule, Inc. (the “Company”), the subsidiary of Molekule Group, Inc. (“Molekule Group”), in the Superior Court of the State of California for the County of San Francisco under the caption 140 Partners, L.P. vs Molekule, Inc. et al, Case No. CGC-23-609205.

The Complaint alleges that the Company has breached the legacy lease between the Landlord and the Company (the “Lease”) by failing to timely pay monthly rents and other additional fees and interests from May 2023 to September of 2023, in the amount of at least $1,217,877.87. The Landlord drew down the letter of credit (the “LOC”), which was provided by the Company to the Landlord in the amount of $1,673,848.00 as a security pursuant to the Lease, to an amount leaving $1.00 to credit for unpaid rents and other additional fees and interests. The Complaint further alleges that the Company failed to timely deposit cash or reinstate the LOC to the amount of $1,115,898.67 as required under the Lease following the Landlord’s drawdown of the LOC. The Complaint states that there is an actual controversy as to whether the Lease requires the Company to timely deposit sufficient cash or reinstate the LOC to the amount of $1,115,898.67 and whether the Company has breached the Lease for failing to take such actions.

The Complaint seeks, among other forms of relief, for a judgment for the balance of unpaid rent for September 2023 in the sum of $107,576.61, together with any late fees and interest, a declaration that the Lease requires the Company to deposit cash or reinstate the LOC to the amount of $1,115,898.67 and further damages resulting from the Company’s alleged breach of the Lease.

The Landlord has agreed to a litigation standstill on any further action to be taken by it on the Complaint, beyond filing and confirming service on the Company, through October 2, 2023. Following October 2, 2023, the Landlord is free to commence further action against the Company, including, but not limited to, the filing for a writ of attachment against the assets of the Company.

The filing of the Complaint constitutes a breach of a third party agreement that will have a material adverse effect on the business of Molekule, Inc. and an event of default under Molekule Group’s senior and mezzanine loan and security agreements with Silicon Valley Bank (“SVB”). In addition, Molekule Group and the Company have failed to maintain unrestricted and unencumbered cash with SVB of at least $2,000,000, which is also an event of default under the loan agreements. Each such event of default allows SVB to declare that the debt outstanding under the loan agreements has been accelerated and foreclose on Molekule Group’s assets which constitute collateral securing the loan agreements and would prevent Molekule Group and the Company from continuing as a going concern. In addition, the filing of any writ application by the Landlord against the assets of Molekule Group or the Company would result in SVB foreclosing on its security to protect its first priority secured position. The filing of any service of process by the Landlord seeking to attach any funds of Molekule Group or the Company in an amount greater than $100,000, if not cured within 10 days, is also an event of default under the loan agreements with SVB. As previously disclosed, Molekule Group continues to have discussions with SVB in hopes of reaching an agreement prior to making a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current beliefs and expectations of our management and are subject to known and unknown risks and uncertainties. Words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast” or other similar expressions help identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although Molekule Group believes that the expectations reflected in the forward-looking statements are reasonable based on information currently available, Molekule Group cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this Current Report on Form 8-K. The parties undertake no obligation to revise or update any of the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect new information or the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEKULE GROUP, INC.

Dated: September 25, 2023	By:	/s/ Ryan Tyler
Name: Ryan Tyler
Title: Chief Financial Officer